EXHIBIT 10.9

(LOGO: AVIATION RISK MANAGEMENT ASSOCIATES, Inc.)
CERTIFICATE OF INSURANCE
This is to certify that the following policy/policies, subject to the terms, conditions, limitations and endorsements contained therein, and during their effective period, have been issued by the insurance companies listed below. NOTE: The inclusion of persons or entities as "Insureds" only applies to that person's or entities' contingent liability arising out of the operations of the Named Insured, which are the subject of coverage under a policy or policies referenced herein. unless otherwise noted.

CERTIFICATE HOLDER: Kalitta Air, LLC Kalitta Air L.L.C d/b/a Kalitta Maintenance 818 Willow Run Airport Ypsilanti, MI 48198	NAMED INSURED: Baltia Air Lines, Inc. Building 151. Room 361 JFK International Airport Jamaica, NY 11430
This will confirm that the policies, as generally described below, are subject to all terms, conditions and exclusions contained in such policies issued to the insured.
COVERAGE:	Aircraft Hull & Liability, Ground Coverage Only Airport Premises Liability
LIMITS OF LIABILITY:	Aircraft Liability $10,000,000. Combined Single Limit Each Occurrence excluding passengers Airport Premises Liability $10,000,000 Combined Single Limit Each Occurrence.
AIRCRAFT:	B747-200 N7068L
POLICY PERIOD:	12:01 A.M. April 1, 2014 to 12:01 A.M April 1, 2015
INSURERS & POLICY NUMBERS:	Star National Insurance Company- NDD0763844-02
ADDITIONAL AGREEMENTS:
  The Certificate holder is included as an additional insured under the liability coverage as their respective rights may appear.
  30 days notice of cancellation is given, 10 days in the event of non-payment.
  Such coverage as is afforded by the policies applies to the liability assumed by the Named Insured in the Aircraft Purchase Agreement and the Aircraft Maintenance agreement between the Named Insured and the Certificate Holder, copies of which are on file with underwriters

As respects each Certificate Holder(s) respective interests, this Certificate of Insurance shall automatically terminate upon the earlier of: (i) Policy expiration; (ii) Cancellation of the policies prior to policy expiration, as notified to the Certificate Holder(s) as required herein; (iii) agreed termination of the Contract(s}: and/or in the case of physical damage insurance relating to those Certificate Holder(s) who have insurable interest in the Equipment as of the date of issuance of this Certificate of Insurance: agreed termination of the Named Insured's and/or the Certificate Holder(s) insurable interest in the Equipment. This Certificate of Insurance is issued as a summary of the insurances under the policies noted above and confers no rights upon the Certificate Holder(s} as regards the insurances other than those provided by the policies. The undersigned has been authorized by the above insurers to issue this certificate on their behalf and is not an insurer and has no liability of any sort under the above policies as an insurer as a result of this certification.

Certificate Number: 05 Date of Issue: March 31, 2014	______/signed/___ (SEAL: ARM, Aviation Risk Management Assoc)
Authorized Representative Marie Fini
Aviation Risk Management Associates, Inc.
377 W. Virginia St. Crystal Lake, IL 60014
Phone: 815-356-8811 Fax: 815-356-8822
Page 1 of 1